EXHIBIT 10.3

                                   ADDENDUM TO
                 BLANKET CONTRACT, NO. 142072, DATED MAY 1, 2001
                     PROJECT -- CINERGY NOX COMPLIANCE PLAN

This Addendum ("Addendum") to the Blanket Contract, No. 142072 (the "Contract"), dated May 1, 2001, by and among Pegasus Technologies, Inc. ("Pegasus") and Cinergy Services, Inc. ("Cinergy"), is made and entered into as of this 24th day of July, 2001, by and among Pegasus, Cinergy, and KFx Inc. ("KFx").

                                    RECITALS

WHEREAS, Pegasus is a majority-owned subsidiary of KFx;

WHEREAS, Cinergy and Pegasus entered into the Contract in the effort to reduce NOx emissions at various Cinergy Operating Units using Pegasus technology and expert services;

WHEREAS, Pegasus desires for Cinergy to advance (the "Advance") to Pegasus the amount of $3,500,000.00, against future invoices for Pegasus' services performed under the Contract; and

WHEREAS, KFx and Pegasus each shall grant to Cinergy certain rights to convert all or portions of all of the Advance into common stock of either KFx or Pegasus, upon such terms and conditions as more specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. The Advance.

1.1 Upon the execution of this Addendum, Cinergy shall wire the Advance pursuant to the wire instructions set forth in Section III, Division 3-112 of the Contract.

1.2 Pegasus agrees not to use all or any portion of the Advance to pay any intercompany debts that it may owe to KFx as of the date of this Addendum.

2. Covenant to Pay. Pegasus promises to repay Cinergy the Advance, together with interest in arrears on the unpaid principal balance at an annual rate equal to seven percent (7%), in the manner provided below. Interest shall begin to accrue on July 24, 2001, and shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. Interest shall be payable in cash, by the 5th business day of each month for the prior calendar month (the "Interest Due Date"). Interest payments not made by the Interest Due Date shall accrue interest at a rate of prime, as quoted by the head office of Citibank N.A., New York, USA at the close of banking on the Interest Due Date, or on the first business day thereafter if such date falls on a non-business day, plus 5%.

3. Repayment Alternatives. Cinergy, at its sole and exclusive discretion, except as provided in Section 5 below, may determine the manner that the Advance shall be repaid from one or a combination of more than one of the following alternatives:

3.1 Conversion Right. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, KFx and Pegasus grant Cinergy the right to, on or after July 24, 2001, convert ("Conversion Rights"), the principal balance then remaining of the Advance, in increments of $500,000.00 (Subject to Section 5), into fully paid and nonassessible shares of common stock of: (i) Pegasus, at an initial conversion price of $2.10 per share ("Pegasus Conversion Price"), or (ii) KFx, at a conversion price of $3.65 per share ("KFx Conversion Price"). In the event that Pegasus issues shares of common stock, or securities exercisable, or exchangeable for, or convertible into, shares of common stock ("Convertible Securities"), at any time within 12 months after Closing (defined in Section 9) for total consideration (including, in the case of Convertible Securities, any consideration to be paid upon exercise, conversion or exchange of those Convertible Securities) of less than the Pegasus Conversion Price per share of common stock, the Pegasus Conversion Price will be adjusted to that lower per share conversion price, provided that, there shall be no adjustment to the Pegasus Conversion Price if Pegasus issues shares of common stock or Convertible Securities pursuant to any agreement entered into prior to the date of the Addendum or pursuant to the exercise, exchange or conversion of Convertible Securities outstanding on the date of the Addendum.

3.1.1 Antidilution Protection; Subdivisions or Combinations. In case the outstanding shares of common stock of KFx or Pegasus shall be subdivided into a greater number of shares of common stock, the KFx Conversion Price or the Pegasus Conversion Price, as the case may be, in effect on the day following the day upon which the subdivision becomes effective shall be proportionately reduced, and, conversely in case outstanding shares of common stock of KFx or Pegasus shall each be combined into a smaller number of shares of common stock, the KFx Conversion Price or the Pegasus Conversion Price, as the case may be, in effect on the day following the day upon which the subdivision becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination occurs.

3.1.2 Antidilution Protection; Reorganization, Reclassification or Consolidation. In case of any capital reorganization of KFx or Pegasus, or of any reclassification of shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of KFx or Pegasus with or the merger of KFx or Pegasus into any other person (other than a consolidation or merger in which KFx or Pegasus, respectively, is the continuing corporation) or of the sale of the assets of KFx or Pegasus as, or substantially as, an entirety to any other corporation, the Conversion Rights shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and amount of shares of stock and other securities and property (including cash) receivable upon reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of common stock of KFx or Pegasus, as the case may be, deliverable upon full conversion of the Conversion Rights immediately prior to such reorganization, reclassification, consolidation, merger or sale.

3.1.3 Additional Rights & Restrictions. Notwithstanding the foregoing, Cinergy, as a condition precedent to exercise of the Conversion Rights in respect of Pegasus shares of common stock, shall be required to execute a counterpart of the Pegasus Amended and Restated Stockholder and Voting Agreement (the "Pegasus Stockholder Agreement"), dated as of January 31, 2001, as amended, with such reasonable modifications as the parties may mutually agree upon and as otherwise may be required to conform the Pegasus Stockholder Agreement to the terms of this Addendum. Cinergy acknowledges that it has received a copy of the Pegasus Stockholder Agreement.

3.2 Application of Invoices under the Contract. Cinergy may elect to apply invoices submitted on or after April 1, 2002 for Pegasus' current and future services under the Contract against the outstanding balance of the Advance. If this election is not made, the invoices shall be paid pursuant to the terms set forth in Section III of the Contract. Cinergy shall be required to make the foregoing election by providing written notice to Pegasus within ten (10) calendar days before the commencement of each calendar month. However, Cinergy must apply such invoices against the outstanding balance of the Advance to the extent the outstanding balance of the Advance exceeds the amount remaining of the authorized but uninvoiced services to be performed, including contingent performance payments contemplated under the Contract.

3.3 Right to Obligate Repayment. Cinergy shall have the right to require the repayment of the outstanding balance of the Advance provided that Cinergy delivers to Pegasus written notice ("Repayment Notice") requiring such repayment in accordance with this Section 3.3. Cinergy must deliver the Repayment Notice no later than the 15th calendar day after Pegasus or KFx notifying Cinergy of the occurrence or proposal of any of the following events, in which case Pegasus shall be obligated to repay such amount upon Cinergy's demand upon the occurrence, of: (i) a change of control of KFx or Pegasus, (ii) the sale of all or substantially all of Pegasus' or KFx's assets, (iii) completion of third party financing following the date of this Addendum, for Pegasus totaling, in aggregate $12,500,000.00, or for Pegasus and KFx combined, totaling in aggregate, $30,000,000.00; (iv) a termination for cause as set forth in sub section 102 of Section I of the Contract.

For purposes hereof, "change of control" means: the purchase or other acquisition by any person, entity or group of persons, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of either the outstanding shares of common stock or the combined voting power of Pegasus, or KFx, then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Pegasus, or KFx, of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Pegasus, or KFx, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding securities.

3.4 Payment to KFx. If Cinergy exercises its Conversion Rights for the shares of KFx common stock, Pegasus shall, or prior to issuance of those shares of KFx common stock, pay to KFx an amount equal to the KFx Conversion Price multiplied by the number of shares of KFx common stock issued to Cinergy.

3.5. Legends. It is understood that each certificate representing all Common Stock of Pegasus or KFx, as the case may be, issued pursuant to this Addendum shall, until registered under the Securities Act of 1933, as amended ("Securities Act"), bear a legend in the following form or substantially similar form (in addition to any legend required under applicable state securities laws):

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

4. Registration Rights.

4.1 Availability of Registration Rights.

4.1.1 Notwithstanding anything else in this Section 4, the rights of Cinergy under this Section 4 shall only be effective (i) in relation to shares of the common stock of KFx issued upon exercise of the Conversion Rights and shares of common stock of KFx issued upon exercise of any warrant issued to Cinergy by KFx ("KFx Registrable Securities"), and (ii) in relation to shares of the common stock of Pegasus issued upon exercise of the Conversion Rights ("Pegasus Registrable Securities"), provided that, at least six months has elapsed since the effective date of the first underwritten public offering of common stock of Pegasus registered on Form S-1 pursuant to the Securities Act, and declared effective by the Securities and Exchange Commission ("SEC"). (KFX Registrable Securities and Pegasus Registrable Securities together referred to as the "Registrable Securities").

4.2 Demand Registration.

4.2.1 Subject to the conditions of this Section 4, if either of Pegasus or KFx shall receive a written request ("Demand Registration Request") (the recipient referred to as the "Registrant") from Cinergy that the Registrant file a registration statement under the Securities Act covering the registration of all of the Registrable Securities then outstanding, then the Registrant shall, subject to the limitations of Section 4.2.2, use its best efforts to effect as soon as practicable (and in any event, in the case of KFx, provided it is eligible to register the Registrable Securities on Form S-3 under the Securities Act, within ninety (90) calendar days of the receipt of such request; otherwise within one hundred twenty (120) calendar days of the receipt of such request) the registration ("Demand Registration") under the Securities Act of all Registrable Securities of Cinergy in accordance with Section 4.2.3. If such form is available for the offering of the Registrable Securities by Cinergy, the Registrant will register the Registrable Securities on Form S-3 or such other form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Registrant with the SEC.

4.2.2 If Cinergy intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Registrant as a part of its request made pursuant to Section 4.2.1. The underwriter will be selected by Cinergy and shall be reasonably acceptable to the Registrant. Cinergy, if proposing to distribute its securities through such underwriting shall (together with the Registrant) enter into an underwriting agreement, or similar agreement, in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section, if the underwriter advises Cinergy in writing that marketing factors require a limitation of the number of shares to be underwritten, Cinergy shall agree to reduce to the number of Registrable Securities included in the underwriting.

4.2.3 Cinergy may not include any of its Registrable Securities in the registration statement pursuant to this Section 4 unless it furnishes to the Registrant in writing, prior to or on the 15th calendar day after receipt of a request therefore, such information as the Registrant may reasonably request for use in connection with the registration statement and in any application to be filed with or under state securities laws. In connection with all such requests for information from Cinergy, the Registrant shall notify Cinergy of the requirements set forth in the preceding sentence. Cinergy agrees to furnish promptly to the Registrant all information required to be disclosed in order to make information previously furnished to the Registrant by Cinergy not materially misleading.

4.2.4 Subject to Section 4.2.5, Cinergy shall only be entitled to make one request to Pegasus or KFx pursuant to Section 4.2 and, notwithstanding anything else in this Section 4.2, KFx and Pegasus shall only be obligated to take action to register any Registrable Securities in response to the first request by Cinergy under Section 4.2.

4.2.5 In the event that the number of Registrable Securities of Cinergy to be included in an underwriting is reduced, pursuant to Section 4.2.2, by more than 10%, Cinergy shall be entitled to make one further Demand Registration Request provided that request is no earlier than 180 days after the effective date of the registration statement relating to the first Demand Registration.

4.3 Piggyback Registration.

4.3.1 If the Registrant shall determine to register any equity securities of the Registrant for its own account, or for the account of other holders of equity securities of the Registrant, on any registration form (other than Form S-4 or S-8 or other successor forms) which permits the inclusion of Registrable Securities held by Cinergy (a "Piggyback Registration"), the Registrant will promptly give Cinergy written notice thereof and, shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of Cinergy received prior to or on the 15th calendar day after delivery of the Registrant's notice.

4.3.2. If the Piggyback Registration relates to an underwritten public offering, the Registrant shall so advise Cinergy as part of the written notice given pursuant to Section 4.3.1. In such event, the right of Cinergy to participate in such registration shall be conditioned upon its participation in such underwriting in accordance with the terms and conditions thereof. The Registrant shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration. If Cinergy proposes to distribute its Registrable Securities through such underwriting, Cinergy shall (together with the Registrant) enter into an underwriting agreement customary in form and substance. Notwithstanding any other provision of this Section 4, if the underwriter advises Cinergy in writing that marketing factors require a limitation of the number of shares to be underwritten, Cinergy shall agree to reduce to the number of Registrable Securities included in the underwriting.

4.4 Obligations of the Registrant. Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Registrant shall use its best efforts to:

4.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of Cinergy, use its best efforts to keep such registration statement effective for a period of up to ninety (90) calendar days or any less period of time in the event the distribution described in the registration statement has been completed; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period Cinergy refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Registrant and (ii) in the case of any registration statement on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective for the shorter of (x) two years from the filing of the registration statement, (y) the expiration of the holding period applicable to the Registrable Securities held by holders that are not affiliates of the Registrant under Rule 144(k) under the Securities Act, or (iii) until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement.

4.4.2 From time to time prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

4.4.3 Furnish to Cinergy such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

4.4.4 Use its reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Cinergy;

4.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form acceptable to the Registrant and its counsel, with the managing underwriter(s) of such offering (Cinergy shall also enter into and perform its obligations under such an agreement);

4.4.6 Notify Cinergy when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

4.4.7 Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Registrant are then listed; and

4.4.8 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

4.5 Furnish Information. It shall be a condition precedent to the obligations of the Registrant to take any action pursuant to this Section 4 with respect to the Registrable Securities that Cinergy shall furnish to the Registrant such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required by the Registrant or the managing underwriters, if any, to effect the registration of the Cinergy's Registrable Securities.

4.6 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to Section 4, including all registration, filing and qualification fees, printer's fees, accounting fees and fees and disbursements of counsel for the Registrant and the reasonable fees and disbursements of one counsel for all selling holders (selected by the Registrant and reasonably acceptable to Cinergy), shall be borne by the Registrant. The Registrant, however, shall not be required to pay an underwriter discount, commission or similar fees related to the sale of the Registrable Securities or transfer or similar stamp taxes.

4.7 Termination of Registration Rights. Cinergy shall not be entitled to exercise any right provided for in this Section 4 after such time at which all Registrable Securities held by Cinergy can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act.

5. Pegasus' Right to Repay. From the execution date hereof, through and including March 31, 2004, Pegasus shall have the right to repay the Advance, in whole or in part, but only with the prior consent of Cinergy. On or after April 1, 2004, Pegasus can repay the Advance, in whole or in part, without Cinergy's consent, but with 60 days prior written notice (the "Notice Period"). During the Notice Period, Cinergy shall only have the right to exercise the Conversion Rights in respect of the outstanding balance of the Advance up to the amount remaining of the authorized but uninvoiced services to be performed under the Contract notwithstanding the $500,000.00 minimum increment described in Section 3.1.

6. Cinergy's Representations. For purposes of this Section 6, "Securities" shall mean the Conversion Rights and shares of common stock of Pegasus and KFx issued upon exercise of the Conversion Rights. Cinergy hereby represents and warrants to Pegasus and KFx, as of the Closing (as further defined herein), as follows:

6.1 Accredited Investor; Experience; Risk. Cinergy is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and has not been organized for the specific purpose of acquiring the Securities. Cinergy and its representatives have been solely responsible for Cinergy's own "due diligence" investigations of the Pegasus and KFx, and their management and business, for its own analysis of the merits and risks of the investment in the Securities, and for its own analysis of the fairness and desirability of the terms of the investment in the Securities. Cinergy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks associated with making the Advance and acquiring the Securities and of protecting its interests in connection therewith. Cinergy is able to fend for itself in the transactions contemplated by this Addendum and has the ability to bear the economic risk of the investment in the Securities, including complete loss of that investment.

6.2 Investment. Cinergy is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the securities. Cinergy understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

6.3 Restricted Securities; Rule 144. Cinergy understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Pegasus or KFx in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Cinergy acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

6.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Cinergy further agrees not to make any disposition of all or any portion of the Securities unless and until either: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or the provisions of Section 6.3 hereof; or (b) Cinergy shall have notified Pegasus or KFx, as the case may be, of the proposed disposition and shall have furnished Pegasus or KFx, as the case may be, with a detailed statement of the circumstances surrounding the proposed disposition. If, in the good faith determination of the counsel of Pegasus or KFx, as the case may be, there is a reasonable basis for the belief that such disposition would require registration under the Securities Act, Pegasus or KFx, as the case may be, may require that Cinergy furnish the Pegasus or KFx, as the case may be, with an opinion of counsel, reasonably satisfactory to Pegasus or KFx, as the case may be, that such disposition will not require registration under the Securities Act.

6.5 Companies' Information. Cinergy has had an opportunity to discuss Pegasus' and KFx's business, management and financial affairs with directors, officers and management of Pegasus and KFx. Cinergy has also had the opportunity to ask questions of, and receive answers from, Pegasus and KFx and its and their management regarding the terms and conditions of this Addendum and, in particular, the Securities.

7. Authorization.

7.1 Cinergy represents that it has the full right, power and authority to enter into and perform its obligations under this Addendum, and that this Addendum when executed and delivered by Cinergy will constitute a valid and binding obligation of Cinergy, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

7.2 Pegasus and KFx each represents that it has the full right, power and authority to enter into and perform its obligations under this Addendum, and that this Addendum when executed and delivered by Pegasus and KFx will constitute a valid and binding obligation of each of Pegasus and KFx enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

8. Conditions Precedent to Closing. Pegasus' and KFx's obligation to consummate and close the transactions contemplated hereby is subject to satisfaction or waiver of the following conditions precedent: (i) the issuance and receipt of a waiver (and delivery of the same to Cinergy), by Kennecott Energy Company ("Kennecott"), a Delaware Corporation, of its pre-emptive right, in respect of new securities issued by Pegasus, pursuant to that certain Amended and Restated Stockholder and Voting Agreement, dated as of January 31, 2001, as amended, by and among Pegasus, KFx, Kennecott, et al.; and (ii) obtaining KFx and Pegasus board approval (and delivery of the same to Cinergy), and other appropriate corporate and company approvals of KFx and Pegasus as may be required.

9. Closing. The closing ("Closing") of the transaction contemplated hereby is scheduled to occur on July 24, 2001, at such time in place and parties shall agree upon.

10. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the means ascribed to them in the Contract.

11. Complete Understanding. This Addendum, together with the Contract, is a complete explicit statement of the matters covered hereunder between the parties, which supersedes merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the matters covered hereunder. This Addendum may not be modified or altered except by written instrument duly executed by both parties.

12. Acknowledgement of Parties. That the parties acknowledge and agree that KFx was not a party to the Contract and does not become such a party and nothing herein shall be construed as causing KFx to become a party to that Contract.

13. Governing Law. This Addendum shall be interpreted and construed under the laws of the state of New York, without reference to its conflicts of law provisions. If any part of a term and condition in this Addendum is found to be contrary to the law governing the Addendum by a court of competent jurisdiction, such term and condition shall in all other respects be and remain legally effective and binding to the full extent permissible.

IN WITNESS WHEREOF, the parties have entered into this Addendum on the date first written above.

Pegasus Technologies, Inc.                  Cinergy Services, Inc.


By:_______________________                  By:_____________________
__________________________                  ________________________

KFx INC.

By:_______________________
__________________________